                                                                   Exhibit 10.14

                             TAX SHARING AGREEMENT

                                  BY AND AMONG

                        NCRIC, A MUTUAL HOLDING COMPANY,
                             NCRIC HOLDINGS, INC.,
                               NCRIC GROUP, INC.,
                                  NCRIC, INC.,
                                NCRIC MSO, INC.,
               COMMONWEALTH MEDICAL LIABILITY INSURANCE COMPANY,
                  NATIONAL CAPITAL INSURANCE BROKERAGE, LTD.,
                         NCRIC INSURANCE AGENCY, INC.,
                      NCRIC PHYSICIANS ORGANIZATION, INC.
                                      AND
                               HCI VENTURES, LLC

                               TABLE OF CONTENTS
                               -----------------


1.   Computation of Member Shares...............................2

2.   Payments by Member Companies...............................3

3.   Estimated Tax Payments.....................................3

4.   Audit Results..............................................3

5.   Separate Use of Losses.....................................3

6.   Payments Due...............................................3

7.   Termination................................................4

8.   Assignment.................................................4

9.   Binding Effect.............................................4

10.  Arbitration................................................4

11.  Access to Materials........................................4

12.  Inclusion of a New Member Company..........................4

13.  Effective Date.............................................5

14.  Entire Agreement...........................................5

15.  Modification...............................................5

16.  1995 Agreement.............................................5

                             TAX SHARING AGREEMENT
                             ---------------------

     THIS TAX SHARING AGREEMENT (the "Agreement") is entered into as of this 1st day of January, 1999, by and among NCRIC, A Mutual Holding Company, a mutual insurance company organized under the laws of the District of Columbia ("Mutual Holding Company"), and its subsidiaries, NCRIC Holdings, Inc., a stock holding company organized under the laws of the District of Columbia ("Upper Tier Intermediate Holding Company"); NCRIC Group, Inc., a stock holding company organized under the laws of the District of Columbia ("Lower Tier Intermediate Holding Company"); NCRIC, Inc., a stock insurance company organized under the laws of the District of Columbia ("Reorganized Stock Company"); NCRIC MSO, Inc., a corporation organized under the laws of the State of Delaware; Commonwealth Medical Liability Insurance Company, a stock insurance company organized under the laws of the Commonwealth of Virginia ("CML"); National Capital Insurance Brokerage, Ltd., an insurance brokerage organized under the laws of the District of Columbia ("NCIB"); NCRIC Insurance Agency, Inc., an insurance agency organized under the laws of the District of Columbia ("NIA"); NCRIC Physicians Organization, Inc., a physicians organization organized under the laws of the District of Columbia ("NCRIC PO"); and HCI Ventures, LLC, a limited liability company organized under the laws of Virginia (collectively, the "Subsidiaries"). Mutual Holding Company and all Subsidiaries sometimes hereinafter are referred to as "Member Companies" and, collectively, as the "Affiliated Group."

                                   RECITALS:

     1. National Capital Reciprocal Insurance Company ("NCRIC"), CML, NCIB, NIA and NCRIC PO entered into a Tax Sharing Agreement dated December 1, 1995 (the "1995 Agreement").

     2. Effective June 30, 1997, National Capital Underwriters, Inc. ("NCUI") became a subsidiary of NCRIC and became subject to the 1995 Agreement.

     3. Pursuant to a Plan of Reorganization dated July 24, 1998, NCRIC reorganized (the "Reorganization") into Reorganized Stock Company with Mutual Holding Company as a mutual insurance holding company and Upper Tier Intermediate Holding Company and Lower Tier Intermediate Holding Company as intermediate stock holding companies. As a result of the Reorganization, Mutual Holding Company owns directly or indirectly 100% of the issued and outstanding capital stock of each of the Subsidiaries.

     4. Pursuant to Articles of Merger dated January 4, 1999, NCUI was merged with and into Reorganized Stock Company, with Reorganized Stock Company surviving.

     5. The Member Companies are members of an affiliated group within the definition of section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     6. The Affiliated Group will file a consolidated federal income tax return for the year commencing January 1, 1999 and subsequent years.

     7. It is the intention of the Member Companies that each Member Company should contribute its fair and equitable share to the income and similar tax liabilities payable by the Affiliated Group.

     8. The Member Companies, by execution of this Agreement, intend to set forth in writing the manner in which the Member Companies share in the allocation of such taxes and to use the method described in this Agreement as the method for (i) allocating the consolidated tax liability of the Affiliated Group among the Member Companies; (ii) reimbursing Mutual Holding Company for the payment of such tax liability; and (iii) providing for the allocation and payment of any tax refunds.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the undersigned parties hereto agree as follows:

      1. Computation of Member Shares. For each taxable period, the Member Companies' respective shares of tax liability shall be determined as follows:

          (a) Computation of Consolidated Tax. On or before the date provided by law for payment of any federal income or similar tax by the Affiliated Group, a computation shall be made of the Affiliated Group's consolidated tax liability, including alternative minimum tax. The amount so computed is hereinafter referred to as the "Consolidated Tax."

          (b) Separate Member Tax. There shall be computed for each Member Company a separate tax liability, as if it had filed a separate tax return (the "Separate Tax"), computed as provided in Treasury Regulation (S) 1.1552-1(a)(2)(ii), as in effect from time to time; provided, however, that the Separate Tax shall be determined based upon the effective tax rate applicable for determining the Consolidated Tax for the applicable tax period; and provided further, that any carryover or carryback of losses, deductions, credits or of any other tax attribute from preceding or succeeding tax years, which are not available in determining the Consolidated Tax for such taxable period, shall be disregarded. If a Member Company's computation would not result in a positive tax return liability, then such Member Company's Separate Tax shall be zero.

          (c) Allocation. The Consolidated Tax shall be apportioned among the Member Companies, under Treasury Regulation (S) 1.1552-1(a)(2), based upon the ratio of each Member Company's Separate Tax to the total of the Member Companies' Separate Taxes. Accordingly, the amount of Consolidated Tax allocable to any Member Company will be equal to the Consolidated Tax multiplied by a fraction, the numerator of which is the Member Company's Separate Tax and the denominator of which is the sum of the Separate Taxes for all Member Companies.

          (d) No Payment or Credit to Member Companies. Notwithstanding that one or more Member Companies may, in a particular tax period, realize losses, credits or other tax benefits which, on a consolidated basis, reduce the Consolidated Tax, such Member Company or Companies shall not be entitled to payment or credit therefor.

      2. Payments by Member Companies. If for any taxable period there is a Separate Tax with reference to a Member Company, then such Member Company shall promptly pay to Mutual Holding Company an amount equal to the Member Company's share of the Consolidated Tax.

      3. Estimated Tax Payments. In Mutual Holding Company's discretion, the provisions for payment of the Consolidated Tax for a taxable period shall apply to the payment of estimated tax installments due for such taxable period. In the event Mutual Holding Company provides notice to the Subsidiaries of liability for estimated tax payments, each Subsidiary shall pay to Mutual Holding Company its share of each estimated tax payment within thirty (30) days of receiving such notice, but in no event later than the due date for each such estimated tax payment. Any amounts paid by a Subsidiary on account of a separate return or separate estimated tax payments which are credited against the Consolidated Tax shall be included in determining the payments due from such Subsidiary. Any overpayment of estimated tax shall be refunded to the Subsidiary.

      4. Audit Results. If, as a result of an amended return, audit, or other adjustment, the Consolidated Tax is adjusted or it is determined that there was an error in the computation of any payment hereunder, the liability of each Member Company shall be redetermined to give effect to such adjustment or the correction of such error. An appropriate return of payment or additional payment shall promptly be made to or by each Member Company, as the case may be, within ninety (90) days of Mutual Holding Company's providing notice of the adjustment, together with interest thereon in accordance with Internal Revenue Service requirements. Such return of payment or additional payment shall be made regardless of whether at that date Mutual Holding Company and all Member Companies are still joining in consolidated returns.

      5. Separate Use of Losses. If part or all of an unused loss or tax credit is allocated to a Member Company pursuant to Treasury Regulation (S) 1.1502-79, as in effect from time to time, and is carried back or forward to a year in which such Member Company filed a separate return or a consolidated return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carryover shall be paid by such Member Company to Mutual Holding Company. Notwithstanding the above, Mutual Holding Company shall determine whether an election shall be made not to carry back part or all of a consolidated net operating loss for any taxable year in accordance with Code section 172(b)(3).

      6. Payments Due. Except as otherwise provided in this Agreement, all settlements between and among Member Companies of the Affiliated Group under this Agreement shall be made within ninety (90) days after the date of filing of the consolidated income tax return; provided further, where a refund from the taxing authority is due to the Affiliated Group, Mutual Holding Company may defer payment to Member Companies for ninety (90) days after receipt of such refund. All payments to be made to Member Companies shall be made in cash, in securities eligible as investments by insurers under the insurance laws of their domiciliary jurisdictions, at market value, or any combination of cash or eligible securities, or, in Mutual Holding Company's discretion, by credit against offsetting liabilities owed by the Member Company entitled to such payment.

      7.  Termination.  This Agreement shall terminate if:

          (a) the undersigned parties agree in writing to such termination;

          (b) A Member Company's membership in the Affiliated Group ceases or is terminated for any reason whatsoever; or

          (c) The Affiliated Group fails to file a consolidated return for any taxable year when due.

     Notwithstanding the termination of this Agreement, its provisions shall remain in effect with respect to any period of time during the tax year in which termination occurs, for which the income of the terminating party must be included in the consolidated return.

      8. Assignment. The respective rights and obligations of each of the parties to this Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

      9. Binding Effect. This Agreement is binding upon and inures to the benefit of the Member Companies and to any predecessor or successor of a Member Company, whether by merger or otherwise, to the same extent as though such predecessor or successor were an original party hereto.

      10. Arbitration. Any disputes arising out of the interpretation or implementation of the terms and conditions of this Agreement shall be submitted to binding arbitration in accordance with the rules then in effect of the American Arbitration Association.

      11. Access to Materials. Notwithstanding termination of this Agreement, and during its term, all materials, including, but not limited to, tax returns, supporting schedules, work papers, correspondence and other documents relating to consolidated income tax returns filed by the Affiliated Group shall be made available to any party to this Agreement during regular business hours.

      12. Inclusion of a New Member Company. If during a consolidated return period any Member Company acquires or organizes another corporation that is required to be included in the consolidated return (or if any corporation which qualifies for the Affiliated Group but is not now included in the consolidated return elects to be included in the return), then such corporation shall join in and become a party to this Agreement by executing the master copy of this Agreement which shall be maintained at Mutual Holding Company's headquarters.
It will not be necessary for each Member to re-execute the Agreement; the new Members may simply execute the existing Agreement, and such Agreement shall be binding on the new Members and all of the then existing Members.

      13. Effective Date. This Agreement shall be effective for the first federal income or similar tax return due for the year commencing January 1, 1998.

      14. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and there are no agreements, representations or warranties not contained herein.

      15. Modification. This Agreement may not be modified or amended except by written instrument executed with the same formality as this Agreement.

      16. 1995 Agreement. This Agreement supersedes the 1995 Agreement with respect to any period to which a federal income or similar tax return subject to this Agreement relates.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                              NCRIC, A MUTUAL HOLDING COMPANY


                              /s/ Nelson P. Trujillo, M.D.
                              -----------------------------
                              Chairman, Board of Directors

                              NCRIC HOLDINGS, INC.


                              /s/ R. Ray Pate, Jr.
                              ---------------------
                              President

                              NCRIC GROUP, INC.


                              /s/ R. Ray Pate, Jr.
                              ---------------------
                              President

                              NCRIC, INC.


                              /s/ R. Ray Pate, Jr.
                              ---------------------
                              President


                   [Signatures continued on following page.]

                              NCRIC MSO, INC.


                              /s/ R. Ray Pate, Jr.
                              ---------------------
                              President

                              COMMONWEALTH MEDICAL LIABILITY
                                INSURANCE COMPANY


                              /s/ R. Ray Pate, Jr.
                              ---------------------
                              President

                              NATIONAL CAPITAL INSURANCE
                                BROKERAGE, LTD.


                              /s/ R. Ray Pate, Jr.
                              ---------------------
                              President

                              NCRIC INSURANCE AGENCY, INC.


                              /s/ R. Ray Pate, Jr.
                              ---------------------
                              President

                              NCRIC PHYSICIANS ORGANIZATION, INC.


                              /s/ R. Ray Pate, Jr.
                              ---------------------
                              President

                              HCI VENTURES, LLC

                              By:   NCRIC MSO, Inc., its Managing Member


                                    /s/ R. Ray Pate, Jr.
                                    ---------------------
                                    President